U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 31, 2003


                            5G WIRELESS COMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)


                                          Nevada
               (State or jurisdiction of incorporation or organization)


                                         0-28581
                                 (Commission File Number)


                                        82-0351882
                      (I.R.S. Employer Identification Number)


    1350 East Flamingo Road, Suite 414, Las Vegas, Nevada            89119
           (Address of principal executive offices)                (Zip Code)


                    Registrant's telephone number:  (702) 647-4877


             (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on July 31, 2003, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Michael Deutchman, CPA, was dismissed. This dismissal was approved by the Board of Directors.
This firm audited the Registrant's financial statements for the fiscal year ended December 31, 2002. This accountant's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, this accountant's report on the financial statements for the past year neither contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's dismissal.

(b) Effective on August 5, 2003, the firm of Carter & Balsam, A Professional Corporation, was engaged to serve as the new independent accountant to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this firm, neither the Registrant (nor someone on its behalf) consulted the newly engaged firm regarding any matters involving (i) the application of accounting principles to a specified transaction, (ii) the type of opinion that might be rendered on the Registrant's financial statements, (iii) accounting, auditing or financial reporting issues, or (iv) reportable events.

(c) The Registrant has requested of Michael Deutchman, CPA to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this amended Form 8-K in response to Item 304(a)(1) of Regulation S-B.

                                     SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: August 8, 2003                  By: /s/  Don Boudewyn
                                       Don Boudewyn, Executive Vice
                                       President/Chief Operating Officer